UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2007

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 11, 2007, Workstream Inc. was notified that certain partners of Tedder, James, Worden & Associates, P.A. had joined McGladrey & Pullen, LLP, effective June 5, 2007, and, as a result Tedder, James, Worden & Associates, P.A. resigned as the independent registered auditor for the Company.

The decision to engage McGladrey & Pullen, LLP was approved by the board of directors of the Company on June 22, 2007.

Since they were hired on November 6, 2006, there were (1) no disagreements between the Company and Tedder, James, Worden & Associates, P.A. on any matters of accounting principle or practices, financial statement disclosure, or auditing scope or procedures and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. Retained in November 2006, Tedder, James, Worden & Associates has not issued any reports on the Company’s financial statements during the previous two fiscal years.  Accordingly, there were no reports that contained any adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principle.

The Company has provided Tedder, James, Worden & Associates, P.A. a copy of the disclosures in this Form 8-K and has requested that Tedder, James, Worden & Associates, P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Tedder, James, Worden & Associates, P.A. agrees with the Company’s statements in this Item 4.01(a). A copy of the letter dated June 22, 2007 furnished by Tedder, James, Worden & Associates, P.A. in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Exhibits.

16.1 Letter re change in certifying accountants from Tedder, James, Worden & Associates, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: June 22, 2007	By:	/s/ Stephen E. Lerch
Name: Stephen E. Lerch
Title: Executive Vice President, Chief Financial and Operating Officer